UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (date of earliest event reported):  November 2, 2006

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware		94-1690082
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

One Riverway, Suite 2100

Houston, Texas 77056

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.     Departure, Election, or Appointment of Directors or Officers

Effective November 2, 2006, the Board of Directors (the “Board”) of Geokinetics Inc. (the “Company” or “Geokinetics”) appointed Robert J. Cabes, Jr. to serve as a director of the Company.

Mr. Cabes, a partner of Avista Capital Holdings, L.P, an affiliate of Avista Capital Partners, L.P. and Avista Capital Partners (Offshore), L.P. (collectively referred to as “Avista”),  was appointed pursuant to the Senior Subordinated Loan Agreement dated September 8, 2006, among Geokinetics, Avista Capital Partners, L.P. and Avista Capital Partners (Offshore), L.P., which was attached as Exhibit 10.6 to the Current Report on Form 8-K filed by Geokinetics with the Securities and Exchange Commission (the “SEC”) on September 14, 2006.

Avista currently owns 439,501 shares (on a post-reverse stock split basis) of Geokinetics Common Stock, $.01 par value (“Common Stock”), and has contracted to purchase 2,000,000 shares of Series B Senior Convertible Preferred Stock, $10.00 par value, for an aggregate purchase price of $50,000,000.

In accordance with the Board Compensation Plan approved at the 2006 Annual Meeting of Stockholders held on November 1, 2006 (the “Plan”), Mr. Cabes was granted 30,303 shares of restricted Common Stock. Under the Plan, Mr. Cabes will also be entitled to receive compensation for his service on the Board.

A Press Release announcing the appointment of Robert J. Cabes, Jr. is attached hereto as Exhibit 99.1.

ITEM 9.01.            Exhibits

(c)           Exhibits

The following exhibit is filed with this report.

99.1                           Press Release dated November 8, 2006, announcing the appointment of Robert J. Cabes, Jr. as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 8, 2006

GEOKINETICS INC.
By:	/s/ Scott A. McCurdy
Scott A. McCurdy
Vice President and Chief Financial Officer